            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.




(i) List first and circle the name of the person whose number you furnish.
(ii) Circle the minor's name and furnish the minor's Social Security Number.
(iii) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(iv) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.
(v) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

-------------------------
FOR THIS  GIVE THE
TYPE OF   SOCIAL SECURITY
ACCOUNT:  NUMBER OF:
-------------------------
1. An individual's account                                    The individual
2. Two or more individuals                                    The actual owner
   (joint account)                                            of the account
                                                              or, if combined
                                                              funds, any one
                                                              of the
                                                              individuals (i)
3. Husband and wife                                           The actual owner
   (joint account)                                            of the account
                                                              or, if joint
                                                              funds, either
                                                              person (i)
4. Custodian account of a minor (Uniform Gift to Minors Act)  The minor (ii)
5. Adult and minor (joint account)                            The adult or, if
                                                              the minor is the
                                                              only
                                                              contributor, the
                                                              minor (i)
6. Account in the name of guardian or committee for a         The ward, minor,
   designated ward, minor or incompetent person               or incompetent
                                                              person (iii)
7a. The usual revocable savings trust account (grantor is     The grantor-
    also trustee)                                             trustee (i)
 b. So-called trust account that is not a legal or valid      The actual owner
    trust under State law                                     (i)

-------------------------
FOR THIS  GIVE THE
TYPE OF   SOCIAL SECURITY
ACCOUNT:  NUMBER OF:
-------------------------
8. Sole proprietorship account                                 The owner (iv)
9. A valid trust, estate, or pension trust                     The legal entity
                                                               (Do not furnish
                                                               the identifying
                                                               number of the
                                                               personal
                                                               representative
                                                               or trustee
                                                               unless the legal
                                                               entity itself is
                                                               not designated
                                                               in the account
                                                               title) (v)
10. Corporate account                                          The corporation
11. Religious, charitable, or educational organization         The organization
    account
12. Partnership                                                The partnership
13. Association, club, or other tax-exempt organization        The organization
14. A broker or registered nomine                              The broker or
                                                               nominee
15. Account with the Department of Agriculture in the name of  The public
    a public entity (such as a State or local government,      entity
    school district, or prison) that receives agricultural
    program payments

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a Taxpayer Identification Number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
PAYEES EXEMPT FROM BACKUP WITHHOLDING
  Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under Section 501(a), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under Section 584(a).
  . An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).
  . Payments described in Section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under Section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give Taxpayer Identification Numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.